UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2008

BROADWEBASIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or other jurisdiction of incorporation)

333-145953 (Commission File Number)	20-8383706 (IRS Employer Identification No.)

9255 Sunset Boulevard, Suite 1010 West Hollywood, California (Address of principal executive offices)	90069 (Zip Code)

(310) 492-2255
Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 14, 2008, our predecessor, World of Tea Inc., a Nevada corporation (“WOT”), and BroadWebAsia, Inc., a Delaware corporation and wholly owned subsidiary of WOT (“BWA”), entered into an Agreement and Plan of Merger. On February 14, 2008, WOT merged with and into BWA (the “Merger”), so that WOT and BWA became a single corporation named BroadWebAsia, Inc. (the “Surviving Corporation”), which exists under, and is governed by, the laws of the State of Delaware.

As a result of the Merger, all of the assets, property, rights, privileges, powers and franchises of WOT became vested in, held and enjoyed by the Surviving Corporation, the Surviving Corporation assumed all of the obligations of WOT and we changed our name from “World of Tea Inc.” to “BroadWebAsia, Inc.”

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Upon the effectiveness and as a result of the Merger, the Certificate of Incorporation and By-laws of BWA became our Certificate of Incorporation and By-laws.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 14, 2008, between World of Tea Inc., a Nevada corporation, and BroadWebAsia, Inc., a Delaware corporation
2.2	Certificate of Ownership and Merger merging World of Tea Inc., a Nevada corporation, with and into BroadWebAsia, Inc., a Delaware corporation
2.3	Articles of Merger merging World of Tea Inc., a Nevada corporation, with and into BroadWebAsia, Inc., a Delaware corporation
3.1	Certificate of Incorporation of BroadWebAsia, Inc., a Delaware corporation
3.2	By-laws of BroadWebAsia, Inc., a Delaware corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BroadWebAsia, Inc.
Dated: February 19, 2008	By:	/s/ James Edward Yacabucci Jr.
Name: James Edward Yacabucci Jr.
Title: Chief Operating Officer

Index to Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated February 14, 2008, between World of Tea Inc., a Nevada corporation, and BroadWebAsia, Inc., a Delaware corporation
2.2	Certificate of Ownership and Merger merging World of Tea Inc., a Nevada corporation, with and into BroadWebAsia, Inc., a Delaware corporation
2.3	Articles of Merger merging World of Tea Inc., a Nevada corporation, with and into BroadWebAsia, Inc., a Delaware corporation
3.1	Certificate of Incorporation of BroadWebAsia, Inc., a Delaware corporation
3.2	By-laws of BroadWebAsia, Inc., a Delaware corporation